Exhibit 5.1


                   SIDLEY AUSTIN LLP    |BEIJING    GENEVA        SAN FRANCISCO
                   787 SEVENTH AVENUE   |BRUSSELS   HONG KONG     SHANGHAI
SIDLEY AUSTIN LLP  NEW YORK, NY  10019  |CHICAGO    LONDON        SINGAPORE
----------------|  212 839 5300         |DALLAS     LOS ANGELES   TOKYO
SIDLEY          |  212 839 5599 FAX     |FRANKFURT  NEW YORK      WASHINGTON, DC
                                        |
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                                        |FOUNDED 1866


                                  May 2, 2006



Pooled Auto Securities Shelf LLC
One Wachovia Center
Charlotte, North Carolina  28288

      Re:   Pooled Auto Securities Shelf LLC
            Registration Statement on Form S-3
            ----------------------------------

Ladies and Gentlemen:

      We have acted as counsel for Pooled Auto Securities Shelf LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of its registration statement on Form S-3, filed with the Securities and Exchange Commission (the "Commission") on March 14, 2006 (File No. 333-132417), as amended by the first amendment to the registration statement, filed with the Commission on or about May 2, 2006 (collectively, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance, from time to time in one or more series (each, a "Series"), of asset-backed securities (the "Securities") that are registered on such Registration Statement. The Securities may be issued in the form of Asset-Backed Notes (the "Notes") or Asset-Backed Certificates (the "Certificates"). As set forth in the Registration Statement, each Series of Securities will be issued by a separate trust to be formed by the Company (each, a "Trust") under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement"), among the Company, a trustee (the "Trustee") and where appropriate, a master servicer or a servicer (the "Servicer"), each to be identified in the prospectus supplement for such Series of Securities.

      We have examined copies of the Company's Certificate of Formation, Limited Liability Company Agreement, the form of each Agreement filed or incorporated by reference as an exhibit to the Registration Statement, the forms of Securities included in the Agreements so filed, and such other agreements, records and documents as we have deemed necessary for purposes of this opinion. As to factual matters, we have relied upon statements, certificates and other assurances of public officials and of officers or other representatives of the Company and upon such other certificates or representations as we deemed appropriate for purposes of our opinion, which factual matters have not been independently established or verified by us. We have assumed, without independent verification, the genuineness of all signatures, the accuracy of the representations contained in the reviewed documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Pooled Auto Securities Shelf LLC
May 2, 2006
Page 2


      Based upon such examinations and our consideration of such questions of law as we have deemed relevant in the circumstances, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

      1. When any Agreement for a Series of Securities has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Servicer, if any, the Trustee and any other party thereto for such Series, such Agreement will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

      2. When the Securities of a Series have been duly executed, authenticated and delivered in accordance with the terms of the related Agreements and issued and delivered against payment therefor as described in the Registration Statement, the Certificates of such Series will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement, and the Notes of such Series will be valid and legally binding obligations of the related Trust, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforceability is sought in a proceeding in equity or at law).

      Members of our firm are admitted to the bar of the State of New York and the foregoing opinion is limited to matters arising under the federal laws of the United States of America and the law of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York or as to any matters arising thereunder or relating thereto. We note that the Registration Statement provides that a Trust may be organized as a statutory trust under Delaware law, and that the form of trust agreement included as
Exhibit 4.1 provides that it shall be governed by Delaware law. Accordingly, we express no opinion herein regarding the Certificates to the extent issued by a Delaware statutory trust pursuant to such trust agreements.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                       Very truly yours,


                                       /s/ Sidley Austin LLP